UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 28, 2015

Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921-1538

(Address of principal executive offices)

(908) 234-0700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2015, the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation was held. A total of 12,797,340 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal #1 - Voted on the election of 13 persons, named in the Proxy Statement, to serve as directors of Peapack-Gladstone Financial Corporation for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes
Finn M.W. Caspersen, Jr	11,286,918	107,153	0	1,403,269
Dr. Susan A. Cole	11,285,311	108,760	0	1,403,269
Anthony J. Consi, II	11,184,838	209,233	0	1,403,269
Richard Daingerfield	11,296,089	97,982	0	1,403,269
Edward A. Gramigna, Jr	10,969,179	424,892	0	1,403,269
Douglas L. Kennedy	11,280,948	113,123	0	1,403,269
Frank A. Kissel	11,276,658	117,413	0	1,403,269
John D. Kissel	11,277,077	116,994	0	1,403,269
James R. Lamb	11,291,460	102,611	0	1,403,269
Edward A. Merton	11,165,065	229,006	0	1,403,269
F. Duffield Meyercord	11,170,256	223,815	0	1,403,269
Philip W. Smith, III	11,027,668	366,403	0	1,403,269
Beth Welsh	10,956,486	437,585	0	1,403,269

Proposal #2 - Compensation of Executive Officers.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	9,388,204
Against	1,263,675
Abstentions	742,192
Broker Non-Votes	1,403,269

Proposal #3 - Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	12,528,960
Against	88,602
Abstentions	179,778
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 30, 2015	By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Senior Executive Vice President, and Chief Financial
Officer and Principal Accounting Officer